First Quarter 2023 Financial Results & Business Update April 26, 2023 Exhibit 99.2

Forward-Looking Statements and Non-GAAP Financial Information Certain statements set forth in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: Alkermes plc’s (the “Company”) expectations concerning its future financial, commercial and operating performance, business plans or prospects, including the assumptions underlying such expectations and its expected value drivers and its ability to execute on its strategy and business priorities; the Company’s expectations regarding the timing, structure, anticipated benefits and other impacts of the planned separation of the oncology business; timelines, plans and expectations for development activities relating to ALKS 2680; and the potential therapeutic and commercial value of the Company’s products and product candidates. The Company cautions that forward-looking statements are inherently uncertain. The forward-looking statements contained in this presentation are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks, assumptions and uncertainties. These risks, assumptions and uncertainties include, among others: the Company may not ultimately separate its oncology business during 2023 or at all; unanticipated developments, costs or difficulties that may delay or otherwise negatively affect a potential separation of the Company’s neuroscience and oncology businesses; disruption to the Company’s operations resulting from the planned separation; the planned separation may adversely impact the Company’s ability to attract or retain key personnel; the unfavorable outcome of arbitration or litigation, including so-called “Paragraph IV” litigation or other patent litigation which may lead to competition from generic drug manufacturers, or other disputes related to the Company’s products or products using the Company’s proprietary technologies, including the arbitration proceedings with Janssen Pharmaceutica N.V. (“Janssen”); clinical development activities may not be completed on time or at all; the results of the Company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the U.S. Food and Drug Administration (“FDA”) or other regulatory authorities may not agree with the Company’s regulatory approval strategies or components of the Company’s marketing applications and may make adverse decisions regarding the Company’s products; the Company and its licensees may not be able to continue to successfully commercialize their products; there may be a reduction in payment rate or reimbursement for the Company’s products or an increase in the Company’s financial obligations to government payers; the Company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks, assumptions and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, and on the Company’s website at www.alkermes.com in the ‘Investors – SEC filings’ section. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this presentation. Non-GAAP Financial Measures: This presentation includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”), including non-GAAP net income and non-GAAP earnings per share. The Company provides these non-GAAP financial measures of the Company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the Company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, to the extent reasonably determinable, can be found in the Appendix of this presentation. Note Regarding Trademarks: The Company and its affiliates are the owners of various U.S. federal trademark registrations (®) and other trademarks (TM), including ARISTADA®, ARISTADA INITIO® , LYBALVI® and VIVITROL®. Any other trademarks referred to in this presentation are the property of their respective owners. Appearances of such other trademarks herein should not be construed as any indicator that their respective owners will not assert their rights thereto.

Agenda Introduction Sandy Coombs, SVP, Investor Relations & Corporate Affairs Opening Remarks Richard Pops, Chief Executive Officer Q1 2023 Financial Results Iain Brown, Chief Financial Officer Q1 2023 Commercial Review Todd Nichols, Chief Commercial Officer Business Update Richard Pops, Chief Executive Officer Q&A

Q1 2023 Financial Performance

In millions Q1 2023 Financial Results Summary** Total Revenue In millions GAAP Net Loss In millions Non-GAAP Net Income* *Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the Appendix of this presentation. **In Q1’23, royalty revenues from INVEGA SUSTENNA®/XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® (the “long-acting INVEGA products”) were $13.6 million, compared to $37.1 million in Q1’22. This decrease was driven primarily by Janssen’s partial termination of the license agreement related to sales of the long-acting INVEGA products in the U.S., effective Feb. 2, 2022. The Company and Janssen are engaged in ongoing arbitration proceedings related to, among other things, Janssen’s royalty and other obligations under the license agreement.

Q1 2023 Revenue Summary Amounts in the table above may not sum due to rounding. *Inclusive of ARISTADA INITIO® **In Q1’23, royalty revenues from long-acting INVEGA products were $13.6 million, compared to $37.1 million in Q1’22. This decrease was driven primarily by Janssen’s partial termination of the license agreement related to sales of the long-acting INVEGA products in the U.S., effective Feb. 2, 2022. The Company and Janssen are engaged in ongoing arbitration proceedings related to, among other things, Janssen’s royalty and other obligations under the license agreement. †LYBALVI was commercially launched in October 2021.

Alkermes: 2023 Financial Expectations* *These expectations were initially provided by the Company on Feb. 16, 2023, are reiterated by the Company on April 26, 2023 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. ‡Reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Appendix of this presentation. Total Revenues Breakdown: Expected net sales of proprietary products: VIVITROL® net sales of $380M – $410M ARISTADA® net sales of $315M – $345M LYBALVI® net sales of $180M – $205M Assumes $40M – $45M of royalties related to sales of XEPLION®, TREVICTA® and BYANNLI® outside the U.S. through July 2023

Q1 2023 Commercial Review

Topline Growth and Diversification Reflect Evolving Business *Inclusive of ARISTADA INITIO® **Licensed product (royalty & manufacturing revenue) R12M = Rolling Twelve Months Key Product Revenues ($M)

LYBALVI® Prescription Growth Trends *Source: IQVIA NPA Weekly Q1’23 total TRx: ~33,000 reflecting 16% sequential growth compared to Q4’22 ~9,300 prescribers had written a prescription for LYBALVI (as of 3/31/23) since launch Post-Launch TRx* (Through 4/14/23) TRx Week

LYBALVI® Performance and Expectations *These expectations were initially provided by the Company on Feb. 16, 2023, are reiterated by the Company on April 26, 2023 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. LYBALVI Quarterly Net Sales ($M) Q1’23 net sales of $38.0M reflect 9% sequential growth compared to Q4’22 Q1’23 gross-to-net deductions: ~26%, primarily reflecting the continuation of less restrictive initial commercial payer coverage Outlook: FY’23 net sales expected to range from $180M – $205M*

ARISTADA® Performance and Expectations ARISTADA Quarterly Net Sales ($M)* Q1’23 year-over-year net sales increased 10% to $80.1M Outlook: FY’23 net sales expected to range from $315M – $345M†* *Inclusive of ARISTADA INITIO® † These expectations were initially provided by the Company on Feb. 16, 2023, are reiterated by the Company on April 26, 2023 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations.

VIVITROL® Performance and Expectations *These expectations were initially provided by the Company on Feb. 16, 2023, are reiterated by the Company on April 26, 2023 and are effective only as of such date. The Company expressly disclaims any obligation to update or reaffirm these expectations. VIVITROL Quarterly Net Sales ($M) Q1’23 year-over-year net sales increased 14% to $96.7M Outlook: FY’23 net sales expected to range from $380M – $410M*

Business Update

Clear Priorities to Unlock Value in 2023 2023 Business Priorities and Value Drivers Drive launch of LYBALVI® Continued execution of commercial strategy and investment in DTC campaign Advance orexin 2 receptor agonist Establish initial safety and tolerability profile and generate initial clinical proof-of-concept data for ALKS 2680 Separate oncology business Clarify value proposition for standalone neuroscience and oncology businesses DTC: Direct-to-consumer

Oncology Business Separation Updates

ALKS 2680 Clinical Development Plan Targeting Clinical Proof-of-Concept Data by Year-End 2023 Phase 1b Proof-of-Concept (POC) Study Objective: Early POC data + dose range estimation for phase 2 in lead indications Key Assessments: EEG-based maintenance of wakefulness test as primary efficacy/PD readout Drug exposure  Evaluate safety and tolerability Study initiation expected Q2 2023; Preliminary data expected by year-end Phase 1 First-in-Human (FIH) Studies Objective: Measure and model pharmacokinetics (PK)/ pharmacodynamics (PD) and evaluate safety and tolerability of single and multiple ascending doses Key Assessments: Drug exposure Evaluate safety and tolerability of single and multiple ascending doses Exploratory assessment of target engagement: qEEG trends in power of frequency bands Single-ascending dose study ongoing; Multiple-ascending dose study initiated in Q1 2023 EEG: electroencephalogram; qEEG: quantitative electroencephalogram

Appendix

Appendix: Financial Results GAAP to Non-GAAP Adjustments Amounts in the table above may not sum due to rounding.

Appendix: 2023 Guidance GAAP to Non-GAAP Adjustments Projected GAAP and non-GAAP measures reflect the mid-points within the Company’s financial expectations ranges. +2023 per share expectations are calculated based on a weighted average basic share count of approximately 166.5 million shares outstanding and a weighted average diluted share count of approximately 171.5 million shares outstanding.

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